Exhibit 10.1

HOUSTON WIRE & CABLE COMPANY

2017 STOCK PLAN

Section 1.	Purpose.

The purpose of the Houston Wire & Cable Company 2017 Stock Plan (the “Plan”) is to attract and retain outstanding individuals as Key Employees and Directors of Houston Wire & Cable Company (“HWC”) and its Subsidiaries (collectively, the “Company”), and to provide such Key Employees and Directors with additional incentive to expand and improve the Company’s profits by giving them the opportunity to acquire or increase their proprietary interest in the Company.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1              “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award or an SAR Award.

2.2              “Award Agreement” means, as applicable, a Stock Option Agreement, a Stock Award Agreement, a Stock Unit Agreement or an SAR Award Agreement evidencing an Award granted under the Plan.

2.3              “Board” means HWC’s Board of Directors.

2.4              “Change in Control” has the meaning set forth in Section 9.2 hereof.

2.5              “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6              “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

2.7              “Common Stock” means the Common Stock, par value $.001 per share, of HWC.

2.8              “Director” means a director of HWC.

2.9              “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.10          “Fair Market Value” means, as of any date, the closing price of the Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal, Midwest Edition) on such date or, if no trading occurred on such date, the trading day immediately preceding such date.

2.11          “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 hereof that meets the requirements of Code Section 422(b) or any successor provision.

2.12          “Key Employee” means an employee of the Company selected to participate in the Plan in accordance with Section 3.

2.13          “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 that is not an Incentive Stock Option.

2.14          “Participant” means a Key Employee or Director selected to receive an Award under the Plan.

2.15          “Plan” means the Houston Wire & Cable Company 2017 Stock Plan.

2.16          “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.17          “Stock Award” means a grant of shares of Common Stock under Section 6 hereof.

2.18          “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5.

2.19          “Stock Unit” means a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.20          “Subsidiary” means an entity of which HWC is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.	Administration.

3.1              Committee.

The Plan shall be administered by the Committee, provided that the Committee must be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and the “outside director” definition under Code Section 162(m) and the regulations thereunder, and provided further that the Board shall administer the Plan until such time as the Board has two members who are both such non-employee directors and outside directors.

3.2              Authority of the Committee.

(a)                The Committee, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

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(b)               The Committee may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officers of HWC as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Code Section 162(m), or to the extent prohibited by applicable law, regulation or rule of a stock exchange on which the Common Stock is listed.

(c)                The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d)               No member of the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of HWC pursuant to HWC’s Certificate of Incorporation and By-Laws.

3.3              Performance Goals.

(a)                The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Code Section 162(m).

(b)               Performance goals may be based on one or more business criteria, including, but not limited to: (i) return on equity; (ii) earnings or earnings per share; (iii) Common Stock price; (iv) return on assets; (v) return on investment; (vi) cash flow; (vii) net income; (viii) expense management; or (ix) revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges, restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claims, judgments or settlements, effects of changes in tax laws and foreign exchange gains and losses), as may be determined by the Committee. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company as a whole.

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(c)                With respect to each performance period, the Committee shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Stock Award Agreement.

3.4              Award Agreements.

(a)                Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with HWC: (a) an agreement not to compete with the Company which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

(b)               An Award Agreement shall contain a vesting schedule as determined in the sole discretion of the Committee; provided that Options and SARs shall not become exercisable until at least one year following the date of grant, and the restrictions on Stock Awards and Stock Units shall not lapse for at least one year following the date of grant; and provided further that notwithstanding the foregoing, no minimum vesting schedule shall apply to Awards that result in the issuance of up to an aggregate of 5% of the shares of Common Stock reserved for issuance under Section 4 (50,000 shares).

Section 4.	Shares of Common Stock Subject to Plan.

4.1              Total Number of Shares.

(a)                The total number of shares of Common Stock that may be issued under the Plan shall be 1,000,000. Such shares may be either authorized but unissued shares or treasury shares and shall be adjusted in accordance with the provisions of Section 4.3 below.

(b)               The number of shares of Common Stock delivered by a Participant or withheld by HWC on behalf of any such Participant as full or partial payment of the exercise price of a Stock Option or any withholding taxes on any Award shall not again be available for issuance pursuant to subsequent Awards and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.

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(c)                If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason, or if shares of Common Stock are issued under such Award and thereafter are reacquired by HWC pursuant to rights reserved by HWC upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company may thereafter be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

4.2              Shares Under Awards.

Of the 1,000,000 shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

(a)                The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in any calendar year is 500,000.

(b)               The maximum number of shares of Common Stock that may be subject to Incentive Stock Options is 1,000,000.

(c)                The maximum number of shares of Common Stock that may be used for Stock Awards or Stock Units is 1,000,000.

(d)               The maximum aggregate number of shares of Common Stock that a Key Employee may receive upon settlement of performance-based Stock Awards and Stock Units granted in any calendar year is 150,000, or in the event a Stock Unit Award is settled in cash, an amount equal to the Fair Market Value of such number of shares. For purposes of this provision, “performance-based” means Stock Awards and Stock Units intended to qualify as performance-based compensation within the meaning of Code Section 162(m).

The numbers of shares described herein shall be as adjusted in accordance with Section 4.3.

4.3              Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of HWC or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of other Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2; and (e) any other changes that the Committee determines to be equitable under the circumstances.

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Section 5.	Grants of Stock Options.

5.1              Grant.

Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants, provided that only NSOs may be granted to Directors who are not employees of the Company.

5.2              Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

5.3              Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a)                The per share exercise price of each Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted.

(b)               Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that subject to Section 3.4(b), the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)                Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date fixed by the Committee in the Stock Award Agreement, which shall not be later than ten years after the grant date; provided however, if a Participant is unable to exercise a Stock Option because trading in the Common Stock is prohibited by law or HWC’s insider-trading policy, the Stock Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

5.4              Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a)                The aggregate exercise price of a Key Employee’s ISOs that become exercisable for the first time during a particular calendar year shall not exceed $100,000. If this dollar limit is exceeded, the portion of the ISO that does not exceed the applicable limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

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(b)               Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns more than 10% of the Common Stock (or stock possessing more than 10% of the total combined voting power of all classes of stock of HWC and its Subsidiaries): (i) the exercise price of the ISO shall be not less than 110% of the Fair Market Value on the ISO’s grant date; and (ii) the ISO shall expire, and all rights to purchase Common Stock thereunder shall expire, no later than the fifth anniversary of the ISO’s grant date.

(c)                No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of HWC.

5.5              Exercise of Stock Options.

(a)                A Participant entitled to exercise a Stock Option may do so by delivering written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of HWC.

(b)               The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

(i)                 in cash;

(ii)               in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to HWC the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii)             by directing HWC to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the Stock Option exercise price; or

(iv)             by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c)                As soon as reasonably practicable after such exercise, HWC shall issue, in the name of the Participant, the total number of full shares of Common Stock issuable pursuant to the exercise of any Stock Option and cash in an amount equal to the Fair Market Value as of the date of exercise of any resulting fractional share.

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(d)               HWC shall issue, in the name of the Participant, the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale. If a grant of a Stock Award is represented by stock certificates, such certificates shall be held by the Secretary of HWC until such time as the Common Stock is forfeited, resold to HWC, or the restrictions lapse.

Section 6.	Stock Awards.

6.1              Grant.

The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

6.2              Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a)                Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)               The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that subject to Section 3.4(b), the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c)                Subject to the provisions of subsection (b) hereof and the restrictions set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of such shares and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award that provides for the right to receive dividends or distributions, HWC shall accumulate and hold such dividends or distributions, and the accumulated dividends or other distributions shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

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Section 7.	Stock Units.

7.1              Grant.

The Committee may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Agreement, one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event, as provided in the Stock Unit Agreement; provided that until stockholders of HWC approve the Plan, the settlement of any Stock Units shall be made in cash.

7.2              Stock Unit Agreement.

Each grant of Stock Units to a Participant under this Section 7 shall be evidenced by a Stock Unit Agreement, which shall specify the restrictions, if any, terms and conditions established by the Board in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)                The restrictions to which the Stock Units awarded hereunder may be subject shall lapse as set forth in the Stock Unit Agreement; provided that subject to Section 3.4(b), the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Stock Units held by a Participant in the event of a such Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(b)               Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. A Stock Unit Agreement may provide that, until the Stock Units are settled in shares of Common Stock or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Common Stock, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Notwithstanding the preceding sentence, in the case of a Stock Unit Award that provides for the right to receive amounts related to dividends or distributions, HWC shall accumulate and hold such amounts, and the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c)                Upon settlement of Stock Units in Common Stock, HWC shall issue, in the name of the Participant, a number of shares of Common Stock equal to the number of Stock Units being settled.

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Section 8.	SARs.

8.1              Grant.

The Committee may grant SARs to Participants. Upon exercise, an SAR entitles the Participant to receive from HWC the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause HWC to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.

8.2              SAR Agreement.

(a)                Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no SAR shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had the Participant held the shares of Common Stock subject to an unexercised SAR.

(b)               The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c)                Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the SAR Agreement, which shall not be later than ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or HWC’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d)               Each SAR shall become exercisable as provided in the SAR Agreement; provided that subject to Section 3.4(b), the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(e)                A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, HWC shall (i) issue, in the name of the Participant, the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes HWC to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

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Section 9.	Change in Control.

9.1              Effect of a Change in Control.

Notwithstanding any provisions in the Plan or Award Agreement, upon a Change in Control of HWC, the Committee is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to (a) provide that (i) all outstanding Awards shall become fully vested and exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse; and (iii) performance goals applicable to any Awards shall be deemed settled at the target level (or actual level, if higher); (b) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (c) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (d) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control. If any Award is assumed or continued after the Change in Control, the vesting and restriction provisions shall be continued, provided that the Committee may in the Award Agreement provide for accelerated vesting and lapse of restrictions if the Participant’s employment terminates following the Change in Control.

9.2              Definition of Change in Control.

“Change in Control” shall mean the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

(a)                Any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity (other than HWC or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of HWC representing 25% or more of the combined voting power of HWC's then outstanding securities entitled to vote generally in the election of directors;

(b)               HWC is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other legal person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of HWC’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of HWC’s outstanding securities entitled to vote generally in the election of directors;

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(c)                HWC sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of HWC’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of HWC’s outstanding securities entitled to vote generally in the election of directors; or

(d)               During any period of two consecutive years or less (not including any period prior to the approval of the Plan by the Board), individuals who at the beginning of such period constituted the Board (and any new Directors, whose appointment or election by the Board or nomination for election by HWC's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election or nomination for election was so approved) cease for any reason to constitute a majority of the Board.

Section 10.	Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, HWC shall require the Participant to pay HWC the minimum amount of the tax required to be withheld, and in HWC’s sole discretion, HWC may permit the Participant to pay up to the maximum individual statutory rate of applicable withholding. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)                in cash;

(b)               in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to HWC the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c)                by directing HWC to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the amount of tax to be withheld; or

(d)               by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value equal to the amount to be withheld.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the withholding taxes.

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Section 11.	Postponement.

The Committee may postpone any grant or settlement of an Award or exercise of a Stock Option for such time as the Committee in its sole discretion may deem necessary in order to permit HWC:

(a)                to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b)               to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c)                to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and HWC shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither HWC nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 12.	Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

(a)                by will or by the laws of descent and distribution;

(b)               pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

(c)                as permitted by the Committee with respect to a NSO transferable by the Participant during his lifetime.

In each case, the terms and conditions applicable to the transferability of the Award shall be established by the Committee.

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Section 13.	Stock Certificates; Uncertificated Shares.

Shares of Common Stock issued pursuant to the settlement of an Award shall be represented by stock certificates or issued on an uncertificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of HWC’s transfer agent; provided, however, that upon the written request of the Participant, HWC shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock.

Section 14.	Termination or Amendment of Plan and Award Agreements.

14.1          Termination or Amendment of Plan.

(a)                Subject to Section 14.3, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of HWC, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)               The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

14.2          Amendment of Award Agreements.

The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

14.3          No Repricing of Stock Options or SARs.

Notwithstanding the foregoing and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without stockholder approval. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company.

Section 15.	No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

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Section 16.	Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Code Section 422 and regulations issued thereunder.

Section 17.	Effective Date and Term of Plan.

17.1          Effective Date.

The Plan has been adopted by the Board, and is effective, as of August 4, 2017; provided that until the Plan is approved by the stockholders of HWC at HWC’s annual meeting of stockholders to be held on May 8, 2018 and any adjournment or postponement thereof, only Stock Unit Awards and SARs may be granted and such Awards must be settled in cash. If the Plan is not so approved by the stockholders, the provisions of the Plan as they pertain to all other Awards shall have no effect. Upon stockholder approval of the Plan, any outstanding Stock Unit Awards and SARs shall be settled in shares of Common Stock.

17.2          Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date as determined in Section 17.1 above.

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